Exhibit 3(ii)

PALL CORPORATION

BY-LAWS

(as amended through November 18, 2009)

ARTICLE I

Offices

     Section 1.01 Offices. The principal office of the corporation shall be as stated in the certificate of incorporation. The corporation may also have offices and places of business at such other places within and without the State of New York as the board of directors may from time to time determine.

ARTICLE II

Shareholders

     Section 2.01 Annual Meeting. The annual meeting of the shareholders for the election of directors (and the transaction of such other business as may properly come before it) shall be held on such date within six months after the end of each fiscal year of the corporation or as the board of directors may from time to time otherwise determine, and at such time and place within the State of New York, as are fixed by resolution of the board of directors and stated in the notice of meeting.

     Section 2.02 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the president (or, in case of the absence or disability of the president, by any vice president) and must be called by him on the written request of a majority of the directors in office or of the holders of 50% of the shares then outstanding and entitled to vote. Such request shall state the date and hour, the place within the City of Glen Cove or the City of New York, and the purpose or purposes of the meeting, and must be delivered or mailed to the president or such vice president not later than fifteen days prior to the proposed date of the meeting.

     Section 2.03 Notice of Meetings. Written or printed notice of each meeting of shareholders, stating the purpose or purposes for which the meeting is called and the date and hour when and the place within the State of New York where it is to be held, shall be signed by the president or a vice president, or by the secretary or an assistant secretary, and a copy thereof shall be mailed to each shareholder of record entitled to vote at such meeting not less than ten nor more than forty days before the meeting, directed to his or her address as it appears on the books of the corporation, but if a shareholder shall have requested that notice be sent to another address in a writing previously filed with the secretary, then to such address. Except as required by statute, notice of any adjourned meeting shall not be required.

     Section 2.04 Quorum. At any meeting of the shareholders, the holders of a majority of the shares entitled to vote then issued and outstanding, present in person or represented by proxy, shall constitute a quorum except as otherwise provided by law or by the certificate of incorporation. A lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present or represented at any meeting, a majority of the stock represented thereat shall, except where a larger vote is required by law, by the certificate of incorporation or by these by-laws, decide any question brought before such meeting.

     Section 2.05 Proxies and Voting. Each shareholder of record shall be entitled to one vote for each share of stock registered in the name of such shareholder on the books of the corporation, and such votes may be cast either in person or by proxy. Except as otherwise expressly provided herein, proxies and voting shall be governed by the provisions of the New York Business Corporation Law to the extent not inconsistent with any provisions of federal law which preempt state law or the requirements of any national securities exchange on which the corporation's common stock is listed.

     Section 2.06 Inspectors of Election. Elections of directors shall be conducted by two inspectors of election, neither of whom shall be a candidate for the office of director, appointed either by the chief executive officer or, if he fails to appoint, by a per capita vote of the shareholders personally present at the election. The inspectors, before entering on the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality and according to the best of their ability, and shall execute a written certificate of the results of the election.

     Section 2.07 Notice of Shareholder Business and Nominations.

     (a) Annual Meetings of Shareholders.

          (i) Nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made at an annual meeting of shareholders (A) pursuant to the corporation’s notice of the meeting; (B) by or at the direction of the board of directors; or (C) by any shareholder of the corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Section and at the time of the annual meeting; (2) is entitled to vote at the meeting; and (3) complies with the procedures set forth herein.

          (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to subsection (a)(i)(C) of this Section (whether or not such nominations or other business are proposed pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be received by the secretary of the corporation not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the annual meeting was mailed or a public announcement of the date of such meeting was first made by the corporation. To be in proper form, a shareholder’s notice to the secretary of the corporation must:

(A) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder as it appears on the books and records of the corporation and of such beneficial owner; (2) the number of shares of common stock of the corporation that are owned beneficially and of record as of the date of such notice by such shareholder and such beneficial owner (which information shall be supplemented by such shareholder, as of the record date for such meeting, by notice received by the secretary of the corporation not later than 10 days after such record date); (3) any material interest of such shareholder or beneficial owner in such nomination or proposal; (4) a description of all agreements or other arrangements or understandings between such shareholder, the beneficial owner and/or any nominee, if applicable, or any of their respective affiliates or associates, and any other person or persons (including the names of such person(s)) in connection with such nomination or proposal, including any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss to or manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such shareholder, beneficial owner and/or nominee, if applicable, or any of their respective affiliates or associates with respect to the shares of the corporation; (5) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and / or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (whether or not any such nomination is proposed pursuant to Regulation 14A under the Exchange Act); and (6) an undertaking by the shareholder to notify the corporation in writing of any change in the foregoing information as of the record date for such annual meeting, by notice received by the secretary of the corporation at the principal executive offices of the corporation not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

     (B) if the notice relates to any business that the shareholder proposes to bring before the meeting, other than the nomination of a director, set forth a brief description of such business, including the text of any proposal or resolutions to be proposed for consideration by shareholders and, if such business includes a proposal to amend these by-laws, the text of the proposed amendment, the reasons for conducting such business at the meeting and any material interest of such shareholder or beneficial owner in such business; and

     (C) set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as may be specified from time to time in any policy of the corporation relating to the nomination (or recommendation for nomination) of directors.

          (iii) Notwithstanding anything in the second sentence of subsection (a)(ii) of this Section to the contrary, in the event that number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement first made by the corporation.

     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the board of directors; or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder who (A) is a shareholder of record at the time of giving of notice provided for in this Section and at the time of the special meeting; (B) is entitled to vote at the meeting; and (C) complies with the notice procedures set forth in this Section. If the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons for election to such position(s) as may be specified in the corporation’s notice of such special meeting, if the shareholder’s notice required by this Section shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting.

     (c) General.

          (i) Only persons nominated in accordance with these by-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of any annual or special meeting shall determine all matters relating to the conduct of the meeting and any item of business or nomination determined not to be properly brought before the meeting shall not be transacted or shall be disregarded.

          (ii) If the shareholder (or a qualified representative of the shareholder) does not appear at the applicable annual or special meeting to present an item of business or nomination, such item of business shall not be transacted at such meeting, and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. To be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting.

          (iii) In no event shall any notice or public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section.

          (iv) Notwithstanding the foregoing provisions of these by-laws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing herein shall be deemed to affect any right of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

Board of Directors

     Section 3.01 Number and Qualifications. Effective November 18, 2009, and until further action by the board of directors as hereinafter in this paragraph authorized, the number of directors of the corporation shall be eleven. The board of directors is hereby authorized to increase or decrease the number of directors at any time and from time to time by amendment of these by-laws, subject to the maximum and minimum number of directors specified in the certificate of incorporation. Each director shall be at least 18 years of age; directors need not be shareholders. An amendment of the by-laws to change the number of directors requires the vote of a majority of the entire board. As used in this paragraph, “entire board” means the total number of directors the corporation would have if there were no vacancies. No decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors is increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the shareholders, they shall be elected thereat by the shareholders.

     Section 3.02 Powers. The business of the corporation shall be managed under the direction of the board of directors, which shall have and may exercise all of the powers of the corporation except such as are expressly conferred upon the shareholders by law, by the certificate of incorporation or by these by-laws.

     Section 3.03 Regular Meetings. Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of New York and at such times as the board may from time to time by vote determine. A regular meeting of the board of directors for the election of officers and for such other business as may come before the meeting may be held without call or formal notice immediately after, and at the same place as, the annual meeting of shareholders or any special meeting of shareholders at which a board of directors is elected.

     Section 3.04 Special Meetings. Special meetings of the board of directors may be held at any place either within or without the State of New York at any time when called by the chief executive officer or secretary or a majority of the directors, written notice of the time and place thereof having been given to each director as follows: (a) by delivering a copy of such notice to the director personally no later than the second day preceding the date of the meeting, or (b) by sending a copy of such notice addressed to the director at his or her mailing address as it appears on the books of the corporation, such notice to be sent no less than ten days before the date of the meeting if sent by ordinary mail or no later than the third business day before the date of the meeting if sent by overnight mail or by a courier service (such as Federal Express) which guarantees next day delivery, or (c) by transmitting such notice to the director by telecopier or e-mail (to a telecopier number or e-mail address which has been furnished by him or her to the secretary of the corporation) no later than the second business day preceding the date of the meeting.

     Section 3.05 Quorum. A majority of the entire board shall constitute a quorum of the board of directors for the transaction of any business but a lesser number may adjourn any meeting. As used in the preceding sentence, “entire board” means the total number of directors which the corporation would have if there were no vacancies. A quorum of any committee shall be a majority of the members thereof except that any committee may, by unanimous action, determine that a lesser number of members (not less than half) shall constitute a quorum. A majority of the members in attendance at any meeting shall, except where a larger number is required by law, by the certificate of incorporation or by these by-laws, decide any question brought before such meeting.

     Section 3.06 Term of Office of Directors. At the 2007 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting; at the 2008 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 annual meeting of shareholders; and at each annual meeting of shareholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareholders. If, after the effective date of these by-laws, any newly created directorships or vacancies on the board are filled by the board as provided in these by-laws, there shall be no classification of the new directors, each of whom (if nominated) shall stand for election at the next annual meeting of shareholders.

     Section 3.07 Action by the Board Without a Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

     Section 3.08 Participation in Meetings by Telephone. Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting but the board may, by resolution, provide that directors participating in a meeting other than by being present in person shall receive lesser compensation than directors present at the meeting in person.

     Section 3.09 Board Committees. There may be an Audit Committee, a Compensation Committee, a Nominating/Governance Committee and an Executive Committee, each consisting of not less than three directors appointed by the board, each of which Committees may meet from time to time on notice to all members thereof by any member thereof. Such Committees shall keep regular minutes of their proceedings and report the same to the board.

     (a) Audit Committee. The Audit Committee shall have such powers and perform such functions as are customarily performed by audit committees of publicly owned corporations including but not limited to such powers and functions as may be prescribed by applicable rules or requirements of the Securities and Exchange Commission or other governmental regulatory body or of any stock exchange on which securities of the corporation are listed. Without limiting the generality of the preceding sentence, the Audit Committee shall have supervisory authority over the corporation’s Compliance and Ethics Program including the right to require periodic reports from the officer in charge of that Program and to make recommendations to the board and/or the chief executive officer with respect to such Program.

     (b) Compensation Committee. The Compensation Committee shall have the power and duty to fix the compensation of the Elected Officers (as defined in Section 4.01(a) (i) hereof) and to authorize and approve the making of employment contracts between the corporation and its Elected Officers and shall have such other powers and duties as may be assigned to it by resolution of the board of directors. Effective November 21, 1995, the Compensation Committee shall also have, with respect to each Stock Option Plan of the corporation, the powers and duties which, by the terms of such Plan, are delegated to and imposed upon the Committee administering such Plan, irrespective of whether the Plan denominates such Committee as the Stock Option Committee or the Compensation Committee. In addition, any Management Employee Benefit Plan (as hereinafter defined) which would otherwise require board of director approval (“otherwise” meaning by virtue of a legal requirement imposed by or arising from any source other than these by-laws) shall be within the jurisdiction of the Compensation Committee; the adoption, amendment or termination of any such plan shall require the approval of the Compensation Committee and, except as limited by Business Corporation Law § 712 or any other statutory or regulatory provision, action by the Compensation Committee shall be deemed action by the board of directors for all purposes. As used herein, the term “Management Employee Benefit Plan” shall mean any employee benefit plan or arrangement as to which Elected Officers and Operating Committee Members (as those terms are defined in Section 4.01 (a)(i) and (ii)) collectively constitute 15% or more of those eligible to participate in or under such plan or arrangement.

     (c) Nominating/Governance Committee. The Nominating/Governance Committee shall have the power and duty to develop policy on the size and composition of the board of directors and criteria for director nomination, to establish procedures for the nomination process, to identify and recommend candidates for election to the board of directors, and to evaluate participation and contribution of current board members. The Committee shall also have the power and duty to study and make recommendations to the board and/or management with respect to corporate governance issues, including (i) the organization, practices and performance of the board and its committees, including the board meeting schedule, its agenda and the information furnished to the board, and (ii) the performance of directors in both their board and any executive capacity with the corporation, as well as the corporation’s executive resources and management development and succession plans. The Committee shall also have the authority to identify, evaluate and monitor significant public policy issues, to review the corporation’s policies and practices with respect to such issues to ensure that they are consistent with its social responsibility and to recommend to the full board policies and strategies concerning such issues. The Committee shall report to the board periodically on its work and its recommendations to the board and management arising therefrom. The Committee shall also have such other powers and duties as shall be assigned to it by resolution of the board from time to time.

     (d) Executive Committee. The executive committee may consult with and advise the officers of the corporation in the management of its business and, when the board of directors is not in session, shall have all the authority of the board, except with respect to those matters as to which Section 712 of the Business Corporation Law withholds authority from any committee of the board. It may meet from time to time on notice to all by any one of their own number.

ARTICLE IV

Officers

     Section 4.01 (a) Corporate Officers and Operating Committee. (i) The officers of the corporation shall (I) be a chairman, a president, a chief operating officer, one or more group vice presidents, a secretary and a treasurer and (II) may also include one or more executive vice presidents. The officers hereinabove in this paragraph referred to (x) shall be elected annually by the board of directors at the regular meeting of the board of directors held immediately after the annual meeting of shareholders and (y) are referred to in these by-laws as the “Elected Officers”.

          (ii) There may be an Operating Committee of the corporation consisting of such officers (including Elected Officers) or other employees of the corporation or any subsidiary as are designated by the chief executive officer. Members of the Operating Committee shall serve on such Committee at the pleasure of, and may be removed from such Committee at any time by action of, the chief executive officer. The members of the Operating Committee are referred to in these by-laws as “Operating Committee Members”.

          (iii) The salaries of the Elected Officers shall be fixed by the Compensation Committee. The salaries of all other employees, including the non-corporate officers appointed pursuant to Section 4.01 (b), shall be fixed by the chief executive officer or by such other persons as may be designated by the chief executive officer. In all cases where the duties of any officer or other employee are not specifically prescribed by the by-laws or by the board of directors, such officer or other employee shall follow the orders and instructions of the chief executive officer or of such other persons as may be designated by the chief executive officer.

     (b). Appointment of Non-Corporate Vice Presidents, etc. In addition to the Elected Officers, one or more employees may be appointed by the chief executive officer as divisional or non-corporate vice presidents and as controller and one or more persons (who may but need not be employees of the corporation) as assistant secretaries, assistant treasurers and assistant controllers. The chief executive officer may at his option also include as part of the title of any such divisional or non-corporate vice president so appointed a designation which will indicate the principal position or area of responsibility of such appointee and/or the designation “senior vice president”. Persons so appointed in accordance with this paragraph (herein called “Appointed Officers”) shall report to, be under the supervision of and have such authority and duties as may be specified from time to time by the chief executive officer or by such other persons as the chief executive officer may designate. Such appointed vice presidents, assistant secretaries, assistant treasurers and assistant controllers shall not be or be deemed officers of the corporation. Each such appointment shall be in writing filed with the secretary. Such appointments shall remain in effect until terminated by the chief executive officer.

     Section 4.02 Chairman. The chairman shall be the chairman of the board of directors and the chief executive officer of the corporation. He shall have supervision of its affairs and business subject to the direction of the board of directors. The chairman shall preside at all meetings of the shareholders, of the board of directors and of the executive committee unless he shall designate another officer or director to preside at any such meeting. He shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instructions appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders of any corporation in which the corporation shall hold any stock and may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the chairman in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. The chairman shall have custody of the treasurer’s bond, if any.

     Section 4.03 President, Chief Operating Officer and Vice Presidents. The president, the chief operating officer and the vice presidents shall assist the chairman and shall perform such duties as may be assigned to them by the chairman or by the board of directors. If at any time the chairman is unavailable (determined as set forth below), the president (or, if the president is also unavailable, the chief operating officer) shall have the powers and perform the duties of the chairman temporarily, pending and subject to any action taken by the board of directors in response to such unavailability. For purposes of the preceding sentence, the chairman or the president, as the case may be, shall be deemed to be unavailable (a) if he or she cannot be reached for a period of more than 72 hours after reasonable efforts utilizing all available means of communication or (b) if he notifies the secretary that he is incapacitated and expects such incapacity to continue for not less than 15 days.

     Anything hereinabove in this Section 4.03 to the contrary notwithstanding:

     (a) If the chairman is unavailable (determined as set forth in the preceding paragraph), the secretary, upon request by the lead or presiding independent director (if there is then a director who has been so designated) or by any three directors, shall call a special meeting of the board, on notice in accordance with Section 3.04, for the purpose of considering what actions, if any, should be taken in the light of the chairman’s unavailability.

     (b) No officer named in the preceding paragraph who is not a member of the board of directors shall succeed to any of the duties or powers of the chairman in his capacity of chairman of the board of directors.

     (c) In the event of any inconsistency between the provisions of this Section 4.03 and the provisions of Section 5.02, the latter shall prevail.

     Section 4.04 Secretary. The secretary (a) shall keep the minutes of all proceedings of the directors and of the shareholders; (b) shall attend to the giving of notices to the shareholders and directors, or of other notices required by law or by these by-laws; (c) shall have custody of the seal of the corporation and shall affix such seal to deeds, contracts and other written instruments when authorized by the board of directors or when required by law; (d) shall have charge of the stock certificate book and stock ledger and such other books and papers as the board may direct, and (e) shall perform all other duties incident to the office of secretary.

     Section 4.05 Treasurer. The treasurer shall be the chief financial officer of the corporation. The treasurer shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity of the same. He shall enter regularly in books belonging to the corporation, to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of the treasurer and, upon request of the board, he shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation.

     Section 4.06 Classified Information and Contracts. If at any time the person holding the office of President of the corporation is not a citizen of the United States, such person shall not have access to any information or control over any contract or program which information, contract or program is classified top secret or secret under the regulations of the Department of Defense relating to national security. (The preceding sentence has no application to the positions of Chairman and Chief Executive Officer; the regulations do not allow for the person or persons holding those offices to be exempt from the requirement of U.S. citizenship.)

ARTICLE V

Removals, Resignations and Vacancies

     Section 5.01 Directors. Any director may resign at any time by giving written notice thereof to the chief executive officer, and such resignation shall take effect at the time therein specified. Whenever any vacancy shall occur in the board of directors by death, resignation or otherwise, the same may be filled by a majority vote of the remaining members of the board at any regular or special meeting. Any person so chosen shall hold office until the next annual meeting or until his successor shall have been chosen at a special meeting of the shareholders.

     Section 5.02 Officers. The board of directors may, at any meeting called for the purpose, remove from office any Elected Officer with or without cause. The chief executive officer may remove from office, with or without cause, any Appointed Officer. The removal of an Elected Officer or Appointed Officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer may resign at any time by giving written notice thereof to the chief executive officer, and such resignation shall take effect at the time therein specified. Any vacancy occurring in the offices of chairman, president, chief operating officer, executive vice president, group vice president, secretary or treasurer, whether owing to removal, resignation, death or any other reason, may be filled by the board of directors, and the officers so chosen shall hold office until the next regular meeting of the board of directors held immediately after the annual meeting of shareholders.

ARTICLE VI

Stock

     Section 6.01 Certificates. Certificates of stock shall be signed in the name of the corporation by the chairman or the president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. Certificates for each class of authorized stock shall be consecutively numbered, and the names and residences of the owners, the date of issue, the number of shares and the amount paid therefor shall be entered in the stock books. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. The seal of the corporation attached to any stock certificate may be a facsimile, engraved or printed. Where any stock certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any officer of the corporation appearing upon such certificate may be facsimiles, engraved or printed.

     Section 6.02 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate or certificates of stock, the board of directors may direct the issuance of a new certificate or certificates in lieu thereof upon such terms and conditions in conformity with law as it may prescribe.

     Section 6.03 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of New York.

     Section 6.04 Closing of Transfer Books or Fixing of Record Date. The board of directors may prescribe a period not exceeding fifty days prior to the date of a meeting of the shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books may be made; or in lieu of prohibiting the transfer of stock, may fix a time not more than fifty days prior to the date of any meeting of shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The board of directors may also fix a time not exceeding fifty days preceding the time fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interests, or, at its option, in lieu of so fixing a record time, may prescribe a period not exceeding fifty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the corporation may be made.

ARTICLE VII

Indemnification

     Section 7.01 Indemnification by the Corporation. The corporation shall, to the fullest extent permitted by applicable law, indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative (and whether or not (i) by or in the right of the corporation to procure a judgment in its favor or (ii) by or in the right of any Other Entity (as defined below) which such person served in any capacity at the request of the corporation, to procure a judgment in its favor), by reason of the fact that such person, or his or her testator or intestate, is or was a director or officer of the corporation or served such Other Entity in any capacity at the request of the corporation, against all judgments, fines, amounts paid in settlement and all expenses, including attorneys’ and other experts’ fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or any appeal therein, or actually and reasonably incurred by such person (a) in making an application for payment of such expenses before any court or other governmental body, or (b) in otherwise seeking to enforce the provisions of this Section 7.01, or (c) in securing or enforcing such person’s rights under any policy of director or officer liability insurance provided by the corporation, if such person acted in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of services for any Other Entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that such person did not act in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any Other Entity, not opposed to, the best interests of the corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

     However, (i) no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; (ii) no indemnification may be made if there has been a settlement approved by the court and the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement; and (iii) in the event of a proceeding by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made if it is settled or otherwise disposed of or such person shall have been finally adjudged liable to the corporation, unless (and only to the extent that) the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Any expense described in the first paragraph of this Section 7.01 that is incurred by any person entitled to indemnification under this Section 7.01 shall be paid or reimbursed to such person by the corporation in advance of the final disposition of any related action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the corporation to the extent, if any, that such person (i) is ultimately found not to be entitled to indemnification or (ii) receives reimbursement for such expenses under a policy of insurance paid for by the corporation. Such advances shall be paid by the corporation to such person within twenty days following delivery of a written request therefor by such person to the corporation. No payment made by the corporation pursuant to this paragraph shall be deemed or construed to relieve the issuer of any insurance policy of any obligation or liability which, but for such payment, such insurer would have to the corporation or to any director or officer of the corporation or other individual to whom or on whose behalf such payment is made by the corporation.

     The rights to indemnification and advancement of expenses provided by this Section 7.01:

          (i) shall be deemed at all times (whether before or after the adoption of this Section 7.01) to constitute contract rights, as if the provisions of this Section 7.01 were set forth in a separate written contract between each director, officer or other person entitled to indemnification hereunder and the corporation, and the corporation intends to be legally bound to such person (with respect to current directors, officers or employees of the corporation, the rights conferred under this Section 7.01 are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this Section 7.01; with respect to any directors, officers or employees of the corporation who commence service following adoption of this Section 7.01, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer or employee commencing service);

          (ii) shall continue as to the person entitled to indemnification hereunder even though he or she may have ceased to serve in the capacity that entitles him or her to indemnification at the time of the action or proceeding; and

          (iii) shall inure to the benefit of the heirs, executors and administrators of such person.

     A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in this Section 7.01 shall be entitled to (i.e., has a legally binding right against the corporation to) the indemnification authorized by this Section 7.01. Except as provided in the immediately preceding sentence, any indemnification provided for in this Section 7.01 (unless ordered by a court under Section 724 of the Business Corporation Law), shall be made by the corporation only if authorized in the specific case:

     (1) By the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding for which indemnification is sought, upon a finding that the person seeking indemnification has met the standard of conduct set forth in the first two paragraphs of this Section 7.01, or,

     (2) If a quorum under the immediately preceding subparagraph is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

     (A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in said first two paragraphs has been met by such person, or

     (B) by the shareholders upon a finding that the person has met the applicable standard of conduct set forth in said first two paragraphs.

     Notwithstanding any other provision hereof, no amendment or repeal of this Section 7.01, or any other corporate action or agreement which prohibits or otherwise limits, reduces or eliminates the right of any person under this Section 7.01, including the right to indemnification or advancement or reimbursement of reasonable expenses hereunder, nor a decision by the board of directors that an individual designated an Elected Officer shall no longer be an Elected Officer shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of or with respect to any alleged or actual act or omission occurring prior to such 60th day.

     The corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys’ fees, to the extent permitted by law, but the corporation’s failure to do so shall not in any manner affect or limit the rights provided for by this Section 7.01 or otherwise.

     For purposes of this Section 7.01, the term “the corporation” shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions, and the term “Other Entity” shall mean a corporation (other than the corporation) of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise. For purposes of this Section 7.01, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to any employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

     Section 7.02 Non-Exclusivity. The rights granted pursuant to or provided by the provisions of Section 7.01 to any person shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise.

ARTICLE VIII

Amendments

     Section 8.01 By Shareholders. The shareholders may make, amend and repeal the by-laws of the corporation at any annual meeting or at any special meeting called for the purpose.

     Section 8.02 By Directors. Subject to the provisions of Section 8.03 hereof, the board of directors shall have power to make, amend and repeal the by-laws of the corporation, by the vote of a majority of the entire board (as the term “entire board” is defined in Section 3.01 hereof and in Business Corporation Law Section 702), at any regular or special meeting of the board.

     Section 8.03 By Shareholders Only. The board of directors shall have no power to amend or repeal any of the provisions of Sections 2.02, 2.03, 2.04, or this Section 8.03, and any such provisions may be amended or repealed only in the manner provided in Section 8.01. Notwithstanding the foregoing, however, the board of directors may amend this Section 8.03 if the sole effect of such amendment is to add to the list of the provisions which may only be amended in the manner set forth in Section 8.01.